Exhibit 10.3

DATED: November 5, 2009

ENIGMA COMPLETION AGREEMENT

(1) CHARLESWORTH MARINE LIMITED

(2) GLOBAL MARINE SEARCH LIMITED

(3) OVH, INC

RELATING TO THE PROJECT ”ENIGMA”

This Agreement is made on the 5th day of November 2009

between:

(1)	Charlesworth Marine Limited (“Charlesworth”), a company incorporated in Guernsey with company number 47265, whose registered address is at Frenchay House, 31-33 Hauteville, St Peter Port, Guernsey GY1 1DJ;

(2)	Global Marine Search Limited (“GMSL”), a company incorporated in England and Wales with company number 6629207, whose registered address is at New Saxon House, 1Winsford Way, Boreham Interchange, Chelmsford, Essex CM2 5PD;

(3)	OVH Inc., (“OVH”), a company incorporated in the State of Nevada, USA, with company file number C22594-2002, whose registered address is 1555 E Flamingo Rd., #155, Las Vegas, NV 89119.

Collectively, the Parties.

Whereas:

Charlesworth has or is about to enter into a contract (“the Search Contract”) with The Enigma Marine Search Partnership LLP (“TEMSP”), whereby Charlesworth agrees to provide certain marine services to TEMSP, including the services of GMSL to charter the search vessel and OVH to undertake the physical search for the wreck of the vessel, code-named Enigma;

I.	Payment Structure

The Parties agree as follows:

(i)	Charlesworth has or is about to enter into a charter contract with GMSL (“Charter Contract 1”), whereby GMSL undertakes to provide the vessel Ocean Alert as a search vessel, fully equipped with the necessary equipment, including side scan sonar and crew to Charlesworth to enable Charlesworth to fullfil its obligations to TEMSP under the search contract. The amount payable by Charlesworth under the terms of this contract is £7,503,900. Such sum is payable as to:

£809,850 on contract (“the Cash Sum”);

£647,880 on the earlier of the arrival of the vessel on site or 15 days after the contract date;

£161,970 on the earlier of the completion of the search, prior to return transit or 110 days after the contract date.

The balance of £5,884,200 shall be paid to GMSL by Charlesworth at the rate of 39.56% of the Net Proceeds, if any, of the sale or other realisation of the Enigma Cargo and from Artefacts, pari passu with payments made from Net Proceeds in accordance with the Agreement regarding the Sale of Research File relating to the Project “Enigma” executed in conjunction with this Agreement, until paid in full.

The Net Proceeds is the amount received from sales less payment for the actual recovery and subsequent storage, security, cleaning, cataloguing, other marketing and sale costs and other associated costs (the “Recovery Costs”), less an additional 2.5% paid to GMSL and project administration fees. The Recovery Costs will be recouped by the party that paid them from 100% of the first proceeds arising from the sale or other realisation of the Enigma Cargo and Artefacts.

(ii)	GMSL has or is about to enter into a charter contract with OVH (“Charter Contract 2”), for the provision of the vessel Ocean Alert, as a search vessel, fully equipped with the necessary equipment, including side scan sonar and crew to enable GMSL to provide this vessel under its charter agreement with Charlesworth, as described in (ii) above. Charter Contract 1 will be executed on the same day as Charter Contract 2. The price payable for this charter by GMSL to OVH is £7,503,900. Such sum is payable as to:

The Cash Sum on contract

£647,880 on the earlier of the arrival of the vessel on site or 15 days after the contract date

£161,970 on the earlier of the completion of the search, prior to return transit or 110 days after the contract date.

The balance of £5,884,200 shall be paid to OVH at a rate of 39.56% of the Net Proceeds of the sale or other realisation of the Enigma Cargo and from Artefacts, pari passu with payments made to Odyssey Marine Exploration Inc in respect of outstanding payments due in respect of the sale by Odyssey Marine Exploration of the Enigma research file to Charlesworth in respect of the search for the Enigma wreck until paid in full. The Net Proceeds is the amount received from sales less payment for the actual recovery and subsequent storage, security, cleaning, cataloguing, other marketing and sale costs and other associated costs (the “Recovery Costs”) ”), less an additional 2.5% paid to GMSL and project administration fees. The Recovery Costs will be recouped by the party that paid them from 100% of the first proceeds arising from the sale or other realisation of the Enigma Cargo and Artefacts.

After payment in full of the amount stated above in this part (ii), OVH shall receive 35% of Net Proceeds of the sale or other realisation of the Enigma Cargo and from Artefacts for as long as there are proceeds from the Enigma project.

In order to facilitate settlement of the above payments, it is hereby agreed between the parties as follows:

(a)	In full and final satisfaction of all amounts due by GMSL to OVH under the Charter Contract 2 referred to in (ii) above, GMSL will pay the Cash Sum above (£809,850), and hereby assigns to OVH its right to receive the payments from Charlesworth set out in (i) above.

(b)	Payment of the Cash Sum due by Charlesworth to GMSL and by GMSL to OVH shall be effected by a single payment by Charlesworth to OVH to the account, details of which are listed below. All parties accept that receipt of the Cash Sum by OVH, Inc. shall be deemed to satisfy the payments of the Cash Sum referred to in (a) above in full and final settlement as described therein.

(c)	By virtue of a and b above, all the cash payments required in respect of the amounts due under Charter Contract 1 and Charter Contract 2 will be made as follows:

Cash Sum – £809,850 on contract - payment by Charlesworth to OVH;

£647,880 on the earlier of the arrival of the vessel on site or 15 days after the contract date – payment by Charlesworth to OVH;

£161,970 on the earlier of the completion of the search, prior to return transit or 110 days after the contract date – payment by Charlesworth to OVH; and

Balance of £5,884,200 from proceeds of sale – payment by Charlesworth to OVH.

Balance of all further participation in the Enigma project – payment by Charlesworth to OVH.

All parties accept and agree that the payments as above will be in full and final satisfaction of all payments due under Charter Contract 1 and Charter Contract 2 by Charlesworth to GMSL and by GMSL to OVH.

OVH bank details to be furnished under separate cover.

II.	Successors and Assigns

This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and assigns.

No Party may assign his/her interest under this Agreement to any third party, otherwise than as provided for in this Agreement without the prior written approval of all the other Parties.

Notwithstanding the foregoing, the Parties understand and acknowledge that OVH may assign its rights under the Uniform Time Charter Party and the Enigma Completion Agreement to Odyssey Marine Exploration, Inc. at any time by giving notice of such assignment to each of the Parties to this Agreement.

III.	Counterparts

This Agreement may be executed in separate counterparts by the Parties, and each counterpart shall, when executed and delivered, be an original document, but all counterparts shall together constitute one and the same instrument.

IV.	Closing

Closing of this Agreement shall be at the offices of the London solicitors of Charlesworth Marine Limited and shall become effective at such time as the Cash Sum due to OVH, Inc. is disbursed to OVH, Inc.

V.	Governing Law and Jurisdiction

This Agreement will be governed and construed in accordance with English Law and each and of the Partners agrees that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this agreement.

IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the day and year first above written.

Signed by	)
for and on behalf of	)
Charlesworth Marine Limited	)	/s/ N. Harris
N. Harris - Director
Signed by	)
for and on behalf of	)
Global Marine Search Limited	)	/s/ G. Ruhan
G. Ruhan - Director
Signed by	)
for and on behalf of	)
OVH Inc.	)	/s/ Mark Gordon
Mark Gordon - Director